Exhibit 99.1


Press Release                                       Source: Onelink4travel, Inc.


        Onelink4travel Announces Financial Projections for 2005 and 2006


              * 2005 Revenues Anticipated at $5.2 to $5.8 Million

 * Projected 2006 Figures Estimated to Increase to $42-$48 Million (Revenues), $11.5-$13 Million (Operating Income) as Core Service Debuts

SAN FRANCISCO, Sept. 13 -- Onelink4travel, Inc. (OTC Bulletin Board: OLKT ), a provider of integrated global distribution and financial settlement services to the travel and tourism industry, today announced it anticipates solid revenues for its 2005 fiscal year ending December 31, 2005, and stronger revenue and income for its 2006 fiscal year ending December 31, 2006 based on the scheduled launch of its core travel industry reservation and settlement service by the end of 2005.

For 2005, Onelink4travel estimates it will realize total revenues of between $5.2 million and $5.8 million generated by continuing business operations from the company's two recently-acquired travel industry companies, now known as Onelink4travel Call Center Services and CCRA International. For 2006, Onelink4travel total revenues are expected to grow to between $42 million and $48 million, resulting in projected operating income of $11.5 million to $13 million for the year.

"Having fully integrated our two current business units, as well as completed most of the work necessary to launch our core product, we are pleased to announce our revenue projections," said Bill Guerin, chairman and CEO of Onelink4travel. "The robust revenue growth from 2005 to 2006 is based on the anticipated acceptance of our new services by travel agents and travel industry vendors. We believe that the ability of our product to relieve a major 'pain point' within the travel industry-namely the upfront financial settlement for lodging and other important travel services-will provide the foundation for a successful launch and resulting positive financial performance."

Onelink4travel currently employs more than 100 people in 15 U.S. states and the UK. The firm has grown significantly in 2005 through strategic acquisitions made to complement and support its upcoming core service offering. Onelink4travel's signature service will enable travel agencies to book and realize up-front commission for a range of non-airline travel services commencing with hotel rooms. On the supply side, hotel companies and eventually other types of vendors such as car rental suppliers and cruise lines should be able to benefit from new options in reservations and pre-paid income.

About Onelink4travel, Inc.:

Onelink4travel (OTC BB: OLKT - News) is a provider of integrated global distribution and financial settlement services to the travel and tourism industry. The firm is the first of its kind to offer non-airline travel suppliers the ability to distribute a pre-paid product through travel agents worldwide, and to effect financial settlement through a single, online global distribution and financial settlement system. Onelink4travel's mission is to increase the number and quality of online bookings made through global retail travel channels while improving cash flow and reducing distribution costs, ultimately resulting in lower prices for the consumer. Headquartered in San Francisco, Onelink4travel is operated by an experienced team of travel distribution professionals, financial settlement experts and global technology specialists. For more information, visit http://www.Onelink4travel.com.

This press release is not a solicitation to buy or sell securities. This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including delays in development and implementation of the Company's system, market acceptance of the new system and problems in obtaining additional financing. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

Investor Contact:
    Dilek Mir
    MCC Financial Services
    310-453-4667 ext. 235
    dmir@mccglobal.com